SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2004

Transkaryotic Therapies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-21481	04-3027191

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
700 Main Street, Cambridge, Massachusetts		02139

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 349-0200

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-25.1 FORM T-1
EX-99.1 PRESS RELEASE DATED APRIL 27, 2004

Item 5. Other Events and Required FD Disclosure

     On April 27, 2004, Transkaryotic Therapies, Inc. (“TKT” or the “Company”) announced that it intends to issue and sell $80 million principal amount of senior convertible notes due 2011. TKT would grant to the underwriters an overallotment option to purchase an additional $12 million principal amount of the notes within 30 days after the offering. JP Morgan Securities Inc. will be the sole book-running manager for the offering, SG Cowen & Co., LLC will be the joint lead manager for the offering and Pacific Growth Equities, LLC and RBC Capital Markets will be co-managers.

     The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

     A shelf registration statement (the “Registration Statement”) relating to the notes that the Company intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission.

     In connection with the planned offering, the Company anticipates entering into an indenture with The Bank of New York, as trustee (a form of which was filed as an exhibit to the Registration Statement), and a supplemental indenture with the trustee, which will set forth certain terms of the senior convertible notes dues 2011 and include as an exhibit a form of note (the “Supplemental Indenture”). The Company is filing the Form T-1 with respect to the trustee and the planned offering as Exhibit 25.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description
25.1	Form T-1 relating to The Bank of New York, as Trustee.

99.1	Press release issued by Transkaryotic Therapies, Inc. on April 27, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2004	TRANSKARYOTIC THERAPIES, INC.

	By:	/s/Gregory D. Perry

Gregory D. Perry
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
25.1	Form T-1 relating to The Bank of New York, as Trustee.

99.1	Press release issued by Transkaryotic Therapies, Inc. on April 27, 2004.